Exhibit 99.1

Electronically Filed
4/7/2020 3:45 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR

BAUMAN LAW FIRM

FREDERICK C. BAUMAN

(Nevada Bar No. 8370)

fred@lawbauman.com

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 533-8372

NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of	) Case No.: A-20-811532-P
)
) DEPT. NO.: XXVI
)
Agro Capital Management Corp., a Nevada	) ORDER GRANTING APPLICATION
corporation	) FOR THE APPOINTMENT OF
) BARBARA McINTYRE BAUMAN AS
) CUSTODIAN OF AGRO CAPITAL
) MANAGEMENT CORP. PURSUANT TO
) NRS 78.347(1)(b)

IN THIS MATTER, notice was duly given to all concerned parties. The matter was set fo hearing before the above-entitled Court on the 7th day of April, 2020. No opposition having bee timely filed, the hearing was vacated and the Application decided on the papers.

THE COURT, having considered the Application for the Appointment of Barbara Mcintyr Bauman (“Petitioner”) as Custodian of Agro Capital Management Corp. (the “Company”), pursuant t NRS 78.347(1)(b), and no opposition having been filed with the Court, and for good cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. Pursuant to NRS 78.347, Petitioner shall be and is hereby appointed custodian of the Company.

2. Petitioner is authorized to take any and all actions on behalf of the Company pursuant to NR 78.347 that are reasonable, prudent or for the benefit of the Company;

3. Petitioner is permitted to appoint new officers and directors;

FORM OF CUSTODIANSHIP ORDER
Case Number: A-20-811532-P

4. Pursuant to NRS 78.347(3)(a), Petitioner shall comply with NRS 78.180 to reinstate th Company;

5. Petitioner shall provide reasonable notice of at least 10 days to all shareholders of record of shareholders’ meeting that will be held within a reasonable time after this Order is entered;

6. Petitioner, as custodian of the Company, shall submit a report to this Court of the actions take at said shareholders’ meeting.

7. Petitioner shall, pursuant to NRS 78.347(4), file an amendment to the Articles oflncorporatio of the Company with the Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association o Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations violations or convictions concerning Petitioner, or his affiliates or subsidiaries;

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contac the officers and directors of the Company to request that the Company comply with corporat formalities and continue its business;

(c) A statement that Petitioner is in fact continuing the business and attempting to furthe the interests of the shareholders;

(d) A statement that Petitioner will reinstate or maintain the corporate charter; and

(e) Any other information as may be required by regulations promulgated by the Secreta of State.

8. Petitioner shall submit quarterly reports regarding the status and progress of the Company, o or before the following dates:

(a) August 4, 2020;

(b) November 6, 2020;

FORM OF CUSTODIANSHIP ORDER

(c) February 5, 2021; and

(d) May 7, 2021.

9. If the Petitioner submits the quarterly reports prior to the above specified dates, and the Co approves the reports, the Court may prepare a minute order waiving the attorney’s appearance.

IT IS SO ORDERED.

DATED this 6th day of April, 2020

DISTRICT COURT JUDGE

Respectfully Submitted by:

BAUMAN LAW FIRM

By
FrederickC.&mman, Bar No. 8370
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER
Attorney for Petitioner

- 3 -
FORM OF CUSTODIANSHIP ORDER